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                                                                    Exhibit 23.3

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors and Shareholders
Preferred Healthcare Staffing, Inc.:

We consent to the use of our report dated April 4, 2001, included herein on the financial statements of Preferred Healthcare Staffing, Inc. as of December 31, 1999 and November 30, 2000 and for the years ended December 31, 1998 and 1999 and the eleven months ended November 30, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.

                                                   /s/ KPMG LLP

September 14, 2001
Miami, Florida